                                                                    EXHIBIT 25.1


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ___________________


                                   FORM T-1
                      STATEMENT OF ELIGIBILITY UNDER THE
                 TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE
                              ___________________

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2)    X
                                               -----
                              ___________________

                            SUNTRUST BANK, ATLANTA
              (Exact name of trustee as specified in its charter)

                                  58-0466330
                     (I.R.S. employer identification no.)


     25 Park Place, N.E.
     Atlanta, Georgia                                             30303
     (Address of principal executive offices)                     (Zip Code)

                              ___________________

                                Kristine Prall
                            SunTrust Bank, Atlanta
                              25 Park Place, N.E.
                                 24th Floor
                            Atlanta, Georgia  30303
                                (404) 588-7296
           (Name, address and telephone number of agent for service)

                            ATMOS ENERGY CORPORATION
              (Exact name of obligor as specified in its charter)

      Texas and Virginia                           75-1743247
(State or other jurisdiction of                    (IRS employer
 incorporation or organization)                    identification no.)

1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas                                             75240
(Address of principal executive offices)                (Zip Code)

                               _________________

                               Debt Securities*
                      (Title of the indenture securities)

------------
*Applicable to all securities registered pursuant to the delayed offering registration statement.

1.   General information.

     (a) Name and address of each examining or supervising authority to which it is subject.

           Department of Banking and Finance
           State of Georgia
           Atlanta, Georgia

           Federal Reserve Bank of Atlanta
           104 Marietta Street, N.W.
           Atlanta, Georgia

           Federal Deposit Insurance Corporation
           Washington, D.C.

     (b)   Whether it is authorized to exercise corporate trust powers.

           Yes.

2.   Affiliations with obligor.

     None.

3.   Voting Securities of the Trustee.

     Not applicable.

4.   Trusteeships under Other Indentures.

     Not applicable.

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     Not applicable.

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.

     Not applicable.

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.

     Not applicable.

8.   Securities of the Obligor Owned or Held by the Trustee.

     Not applicable.

9.   Securities of Underwriters Owned or held by the Trustee.

     Not applicable.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     Not applicable.

11. Ownership or Holdings by the Trustee of any Securities or a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

     Not applicable.

12.  Indebtedness of the Obligor to the Trustee.

     Not applicable.

13.  Defaults by the Obligor.

     (a) Whether there is or has been a default with respect to the securities under this indenture.

           There is not and has not been any such default.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

           There has not been any such default.

14.  Affiliations with the Underwriters.

     Not applicable.

15.  Foreign Trustee.

     Not applicable.

16.  List of Exhibits.

     The additional exhibits listed below are filed herewith; exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

Exhibit
Number
------

1 A copy of the Articles of Amendment and Restated Articles of Incorporation as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-25463.)

2 A copy of the certificate of authority of the Trustee to commence business. (Included in Exhibit 1.)

3 A copy of the authorization of the Trustee to exercise trust powers. (Included in Exhibit 1.)

4 By-laws of the Trustee. (Included in Exhibit 4 to Form T-1, Registration No. 333-25463.)

5    Not applicable.

6 Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

7 Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 1999.

8    Not applicable.

9    Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 28th of December, 1999.

                              SUNTRUST BANK, ATLANTA


                              By: /s/ Kristine Prall
                                  ---------------------------
                                      Trust Officer

                             EXHIBIT 6 TO FORM T-1

                              CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Atmos Energy Corporation Debt Securities to be issued under the Indenture, SunTrust Bank, Atlanta hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                              SUNTRUST BANK, ATLANTA


                              By: /s/ Kristine Prall
                                  -----------------------
                                      Trust Officer

                              EXHIBIT 7 FORM T-1

                          LATEST REPORT OF CONDITION
                                      OF
                            SUNTRUST BANK, ATLANTA

SunTrust Bank, Atlanta                  FFIEC 031
1 PARK PLACE, N.E.                      Consolidated Report of Income
ATLANTA , GA 30303                      for the period
Certificate Number: 867                 January 1, 1999 - September 30, 1999



============================================================================
Consolidated Report of Income
for the Period January 1, 1999 - September 30, 1999

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI - Income Statement

                                       Dollar Amounts in Thousands
1.                Interest income:
1.a.              Interest and fee income on loans:
1.a.1.            In domestic offices:
1.a.1.a.          Loans secured by real estate                                            170,688
1.a.1.b.          Loans to depository institutions                                          8,093
1.a.1.c.          Loans to finance agricultural production and other loans to               1,550
                  farmers
1.a.1.d.          Commercial and industrial loans                                         387,212
1.a.1.e.          Acceptances of other banks                                                    0
1.a.1.f.          Loans to individuals for household, family, and other
                  personal expenditures:
1.a.1.f.1.        Credit cards and related plans                                            2,031
1.a.1.f.2.        Other                                                                    52,329
1.a.1.g.          Loans to foreign governments and official institutions                      633
1.a.1.h.          Obligations (other than securities and leases) of states
                  and political subdivisions in the U.S.:
1.a.1.h.1.        Taxable obligations                                                       1,439
1.a.1.h.2.        Tax-exempt obligations                                                    1,906
1.a.1.i.          All other loans in domestic offices                                      25,833
1.a.2.            In foreign offices, Edge and Agreement subsidiaries, and IBFs               732
1.b.              Income from lease financing receivables:
1.b.1.            Taxable leases                                                           25,437
1.b.2.            Tax-exempt leases                                                             0
1.c.              Interest income on balances due from depository
                  institutions:
1.c.1.            In domestic offices                                                         187
1.c.2.            In foreign offices, Edge and Agreement subsidiaries, and IBFs               286
1.d.              Interest and dividend income on securities:
1.d.1.            U.S. Treasury securities and U.S. Government agency                      65,956
                  obligations (including mortgage-backed securities issued


                  or guaranteed by FNMA, FHLMC, or GNMA)
1.d.2.            Securities issued by states and political subdivisions in
                  the U.S.:
1.d.2.a.          Taxable securities                                                          547
1.d.2.b.          Tax-exempt securities                                                     3,071
1.d.3.            Other domestic debt securities (including mortgage-backed                   782
                  securities not issued or guaranteed by FNMA, FHLMC, or
                  GNMA)
1.d.4.            Foreign debt securities                                                       0
1.d.5.            Equity securities (including investments in mutual funds)                14,403
1.e.              Interest income from trading assets                                         104
1.f.              Interest income on federal funds sold and securities                     64,660
                  purchased under agreements to resell
1.g.              Total interest income (sum of items 1.a through 1.f)                    827,879
                                                                                    Year-to-date
2.                Interest expense:
2.a.              Interest on deposits:
2.a.1.            Interest on deposits in domestic offices:
2.a.1.a.          Transaction accounts (NOW accounts, ATS accounts, and                     6,310
                  telephone and preauthorized transfer accounts)
2.a.1.b.          Nontransaction accounts:
2.a.1.b.1.        Money market deposit accounts (MMDAs)                                    59,267
2.a.1.b.2.        Other savings deposits                                                    2,325
2.a.1.b.3.        Time deposits of $100,000 or more                                         7,685
2.a.1.b.4.        Time deposits of less than $100,000                                      21,096
2.a.2.            Interest on deposits in foreign offices, Edge and Agreement             139,433
                  subsidiaries, and IBFs
2.b.              Expense of federal funds purchased and securities sold under            164,320
                  agreements to repurchase
2.c.              Interest on demand notes issued to the U.S. Treasury, trading            15,099
                  liabilities, and other borrowed money
2.d.              Not applicable
2.e.              Interest on subordinated notes and debentures                            10,138
2.f.              Total interest expense (sum of items 2.a through 2.e)                   425,673
3.                Net interest income (item 1.g minus 2.f)                                402,206
4.                Provisions:
4.a.              Provision for credit losses                                              10,263
4.b.              Provision for allocated transfer risk                                         0
5.                Noninterest income:
5.a.              Income from fiduciary activities                                         94,857
5.b.              Service charges on deposit accounts in domestic offices                  48,641
5.c.              Trading revenue (must equal Schedule RI, sum of                               0
                  Memorandum items 8.a through 8.d)
5.d.-e.           Not applicable


5.f.              Other noninterest income:
5.f.1.            Other fee income                                                         83,021
5.f.2.            All other noninterest income                                             12,041
5.g.              Total noninterest income (sum of items 5.a through 5.f)                 238,560
6.a.              Realized gains (losses) on held-to-maturity securities                        0
6.b.              Realized gains (losses) on available-for-sale securities                  1,796
7.                Noninterest expense:
7.a.              Salaries and employee benefits                                          120,781
7.b.              Expenses of premises and fixed assets (net of rental income)             25,713
                  (excluding salaries and employment benefits and mortgage
                  interest)
7.c.              Other noninterest expense                                               196,315
7.d.              Total noninterest expense (sum of 7.a Through 7.c)                      342,809
8.                Income (loss) before income taxes and extraordinary items               289,490
                  and other adjustments (item 3 plus or minus items 4.a, 4.b,
                  5.g, 6.a, 6.b, and 7.d)
9.                Applicable income taxes (on item 8)                                     101,187
10.               Income (loss) before extraordinary items and other                      188,303
                  adjustments (item 8 minus 9)
11.               Extraordinary items and other adjustments, net of income                      0
                  taxes
12.               Net income (loss) (sum of items 10 and 11)                              188,303
=================================================================================================
Memoranda
                                                                                    Year-to-date
     Dollar
 Amounts in
  Thousands
1.                Interest expense incurred to carry tax-exempt securities,                   805
                  loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes
2.                Income from the sale and servicing of mutual funds and                    8,640
                  annuities in domestic offices (included in Schedule RI, item
                  8)
3.-4.             Not applicable
                                                                                       Number
5.                Number of full-time equivalent employees at end of current                2,974
                  period (round to the nearest whole number)
6.                Not applicable
7.                If the reporting bank has restated its balance sheet as a                     0
                  result of applying push down accounting this calendar year, report the date of the bank's acquisition (For example, a
                  bank acquired on June 1, 1998, would report 19980601.)
8.                Trading revenue (from cash instruments and off-balance


                  sheet derivative instruments) (sum of Memorandum
                  items 8.a through 8.d must equal Schedule RI, item 5.c):
8.a.              Interest rate exposures                                                       0
8.b.              Foreign exchange exposures                                                    0
8.c.              Equity security and index exposures                                           0
8.d.              Commodity and other exposures                                                 0
9.                Impact on income of off-balance sheet derivatives held
                  for purposes other than trading:
9.a.              Net increase (decrease) to interest income                               -2,978
9.b.              Net (increase) decrease to interest expense                               5,985
9.c.              Other (noninterest) allocations                                               0
10.               Credit losses on off-balance sheet derivatives (see                           0
                  instructions)
                                                                                       YES/NO
11.               Does the reporting bank have a Subchapter S election in                      No
                  effect for federal income tax purposes for the current tax year?

12.               Deferred portion of total applicable income taxes included in               N/A
                  Schedule RI, items 9 and 11 (to be reported with the
                  December Report of Income)

SunTrust Bank, Atlanta                   FFIEC 031
1 PARK PLACE, N.E.                       Consolidated Report of Income
ATLANTA , GA 30303                       for the period
Certificate Number: 867                  January 1, 1999 - September 30, 1999
=============================================================================
Schedule RI-A--Changes in Equity Capital

Indicate decreases and losses in parentheses.

          Dollar Amounts in Thousands
   1.     Total equity capital originally reported in the December 31, 1998,                                           2,365,068
          Reports of Condition and Income
   2.     Equity capital adjustments from amended Reports of Income, net                                                       0
   3.     Amended balance end of previous calendar year (sum of items 1                                                2,365,068
          and 2)
   4.     Net income (loss) (must equal Schedule RI, item 12)                                                            188,303
   5.     Sale, conversion, acquisition, or retirement of capital stock, net                                                   0
   6.     Changes incident to business combinations, net                                                                       0
   7.     LESS: Cash dividends declared on preferred stock                                                                     0
   8.     LESS: Cash dividends declared on common stock                                                                   63,750
   9.     Cumulative effect of changes in accounting principles from prior                                                     0
          years (see instructions for this schedule)
   10.    Corrections of material accounting errors from prior years (see                                                      0
          instructions for this schedule)
   11.a.  Change in net unrealized holding gains (losses) on available-for-sale securities                              -305,771
   11.b.  Change in accumulated net gains (losses) on cash flow                                                                0
          hedges.
   12.    Foreign currency translation adjustments                                                                             0
   13.    Other transactions with parent holding company (not included in                                                      0
          items 5, 7, or 8 above)
   14.    Total equity capital end of current period (sum of items 3 through                                           2,183,850
          13) (must equal Schedule RC, item 28)

SunTrust Bank, Atlanta                FFIEC 031
1 PARK PLACE, N.E.                    Consolidated Report of Income
ATLANTA , GA 30303                    for the period
Certificate Number: 867               January 1, 1999 - September 30, 1999


==============================================================================
Schedule RI-B--Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Credit Losses

Part I. Charge-offs and Recoveries on Loans and Leases

Part I excludes charge-offs and recoveries through      (Column A)   (Column B)
the allocated transfer risk reserve.                   Charge-offs   Recoveries
                                                       Calendar-year-to-date
                               Dollar Amounts in Thousands

1.      Loans secured by real estate:
1.a.    To U.S. addressees (domicile)                        29           98
1.b.    To non-U.S. addressees (domicile)                    0            0
2.      Loans to depository institutions and
        acceptances of other banks:
2.a.    To U.S. banks and other U.S. depository              0            0
        institutions
2.b.    To foreign banks                                     0            0
3.      Loans to finance agricultural production and         0            0
        other
        loans to farmers
4.      Commercial and industrial loans:
4.a.    To U.S. addressees (domicile)                   19,277        2,392
4.b.    To non-U.S. addressees (domicile)                   97           14
5.      Loans to individuals for household, family, and
        other personal expenditures:
5.a.    Credit cards and related plans                     486          242
5.b.    Other (includes single payment, installment,     2,780        2,384
        and all student loans)
6.      Loans to foreign governments and official            0            0
        institutions
7.      All other loans                                    895          319
8.      Lease financing receivables:
8.a.    Of U.S. addressees (domicile)                      400          198
8.b.    Of non-U.S. addressees (domicile)                    0            0
9.      Total (sum of items 1 through 8)                23,964        5,647

================================================================================

Memoranda
                                                      (Column A)   (Column B)
                                                      Charge-offs   Recoveries
                                                      Calendar-year-to-date
                     Dollar Amounts in Thousands
1.-3.   Not applicable
4.      Loans to finance commercial real estate,
        construction, and land development activities (not
        secured by real estate) included in Schedule RI-B,
        part I, items 4 and 7, above                               0
5.      Loans secured by real estate in domestic offices
        (included in Schedule RI-B, part I, item 1, above):
5.a.    Construction and land development                          0
5.b.    Secured by farmland                                        0
5.c.    Secured by 1-4 family residential properties:
5.c.1.  Revolving, open-end loans secured by 1-4 family
        residential properties and extended under lines of
        credit                                                     0
5.c.2.  All other loans secured by 1-4 family residential
        properties                                                25       5
5.d.    Secured by multifamily (5 or more) residential
        properties                                                 0
5.e.    Secured by nonfarm nonresidential properties               4       4

============================================================================

Part II.  Changes in Allowance for Credit Losses
                      Dollar Amounts in Thousands

1.      Balance originally reported in the December 31, 1998,
        Reports of Condition and Income                              138,028
2.      Recoveries (must equal or exceed part I, item 9, column B
        above)                                                         5,647
3.      LESS: Charge-offs (must equal or exceed part I, item 9,
        column A above)                                               23,964
4.      Provision for credit losses (must equal Schedule RI,
        item 4.a)                                                     10,263
5.      Adjustments (see instructions for this schedule)                   0
6.      Balance end of current period (sum of items 1 through 5)
        (must equal or exceed Schedule RC, item 4.b)                 129,974

SunTrust Bank, Atlanta                FFIEC 031
1 PARK PLACE, N.E.                    Consolidated Report of Income
ATLANTA , GA 30303                    for the period
Certificate Number: 867               January 1, 1999 - September 30, 1999

===============================================================================
Schedule RI-D--Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

Part I. Estimated Income from International Operations

                                                                                           Year-to-
                                                                                            date
                                                             Dollar Amounts in Thousands
1.      Interest income and expense booked at foreign offices, Edge and
        Agreement subsidiaries, and IBFs:
1.a.    Interest income booked                                                                   0
1.b.    Interest expense booked                                                                  0
1.c.    Net interest income booked at foreign offices, Edge and Agreement                        0
        subsidiaries, and IBFs (item 1.a minus 1.b)
2.      Adjustments for booking location of international operations:
2.a.    Net interest income attributable to international operations booked at                   0
        domestic offices
2.b.    Net interest income attributable to domestic business booked at foreign                  0
        offices
2.c.    Net booking location adjustment (item 2.a minus 2.b)                                     0
3.      Noninterest income and expense attributable to international operations:
3.a.    Noninterest income attributable to international operations                              0
3.b.    Provision for loan and lease losses attributable to international                        0
        operations
3.c.    Other noninterest expense attributable to international operations                       0
3.d.    Net noninterest income (expense) attributable to international operations                0
        (item 3.a minus 3.b and 3.c)
4.      Estimated pretax income attributable to international operations before                  0
        capital allocation adjustment (sum of items 1.c, 2.c, and 3.d)
5.      Adjustment to pretax income for internal allocations to international                    0
        operations to reflect the effects of equity capital on overall bank funding costs
6.      Estimated pretax income attributable to international operations after                   0
        capital allocation adjustment (sum of items 4 and 5)
7.      Income taxes attributable to income from international operations as                     0
        estimated in item 6

8.      Estimated net income attributable to international operations
       (item 6 minus 7)                                                                          0
Memoranda
                                         Dollar Amounts in Thousands
1.      Intracompany interest income included in item 1.a above                                  0
2.      Intracompany interest expense included in 1.b above                                      0
Part II. Supplementary Details on Income from International Operations Required by the Departments of Commerce and Treasury for Purposes of the U.S.
 International Accounts and the U.S. National Income and Product Accounts
                                                           Year-to-date
                                   Dollar Amounts in Thousands
1.      Interest income booked at IBFs                                                           0
2.      Interest expense booked at IBFs                                                          0
3.      Noninterest income attributable to international operations booked at domestic offices (excluding IBFs):
3.a.    Gains (losses) and extraordinary items                                                   0
3.b.    Fees and other noninterest income                                                        0
4.      Provision for loan and lease losses attributable to international                        0
        operations booked at domestic offices (excluding IBFs)
5.      Other noninterest expense attributable to international operations                       0
        booked at domestic offices (excluding IBFs)

SunTrust Bank, Atlanta                  FFIEC 031
1 PARK PLACE, N.E.                      Consolidated Report of Income
ATLANTA , GA 30303                      for the period
Certificate Number: 867                 January 1, 1999 - September 30, 1999

================================================================================
Schedule RI-E--Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.


Detail all adjustments in Schedule RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                                                    Year-to-
                                                                                                    date
                                            Dollar Amounts in Thousands
1.      All other noninterest income (from Schedule RI, item 5.f.(2))
        Report amounts that exceed 10% of Schedule RI, item 5.f.(2):
1.a.    Net gains (losses) on other real estate owned                                                         0
1.b.    Net gains (losses) on sales of loans                                                              1,308
1.c.    Net gains (losses) on sales of premises and fixed assets
        Itemize and describe the three largest other amounts that exceed
        10% of Schedule RI, item 5.f.(2):                                                                     0
1.d.    FOREIGN EXCHANGE - GAIN/LOSS                                                                      4,662
1.e.    OTHER INCOME                                                                                      1,995
1.f.    SALE OF CUSTOMER CHECK                                                                            1,755
2.      Other noninterest expense (from Schedule RI, item 7.c):
2.a.    Amortization expense of intangible assets                                                           494
        Report amounts that exceed 10% of Schedule RI, item 7.c:
2.b.    Net (gains) losses on other real estate owned                                                         0
2.c.    Net (gains) losses on sales of loans                                                                  0
2.d.    Net (gains) losses on sales of premises and fixed assets                                              0
        Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 7.c:
2.e.    I/C DATA PROCESSING FEE                                                                          66,595
2.f.    I/C OTHER SERVICE EXPENSE - NB NI ST                                                             26,213
2.g.                                                                                                          0
3.      Extraordinary items and other adjustments and applicable income tax effect (from
        Schedule RI, item 11) (itemize and describe all extraordinary items and other adjustments):
3.a.1.                                                                                                        0
3.a.2.  Applicable income tax effect                                                                          0
3.b.1.                                                                                                        0

3.b.2.  Applicable income tax effect                                                                          0
3.c.1.                                                                                                        0
3.c.2.  Applicable income tax effect                                                                          0
4.      Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2)
        (itemize and describe all adjustments):
4.a.                                                                                                          0
4.b.                                                                                                          0
5.      Cumulative effect of changes in accounting principles from prior years (from Schedule
        RI-A, item 9) (itemize and describe all changes in accounting principles):
5.a.                                                                                                          0
5.b.                                                                                                          0
6.      Corrections of material accounting errors from prior years (from Schedule RI-A, item 10)
        (itemize and describe all corrections):
6.a.                                                                                                          0
6.b.                                                                                                          0
7.      Other transactions with parent holding company (from Schedule RI-A, item 13) (itemize and describe all such transactions):
7.a.                                                                                                          0
7.b.                                                                                                          0
8.      Adjustments to allowance for credit losses (from Schedule RI-B, part II, item 5)
        (itemize and describe all adjustments):
8.a.                                                                                                          0
8.b.                                                                                                          0
9.      Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):
        No Comment

SunTrust Bank, Atlanta                   FFIEC 031
1 PARK PLACE, N.E.                       Consolidated Report of Condition
ATLANTA , GA 30303                       for September 30, 1999
Certificate Number: 867

================================================================================
Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1999


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet
                                                   Dollar Amounts in Thousands
ASSETS
1.      Cash and balances due from depository institutions (from
        Schedule RC-A):
1.a.    Noninterest-bearing balances and currency and coin                                     838,892
1.b.    Interest-bearing balances                                                               30,562
2.      Securities:
2.a.    Held-to-maturity securities (from Schedule RC-B, column A)                                   0
2.b.    Available-for-sale securities (from Schedule RC-B, column D)                         3,107,743
3.      Federal funds sold and securities purchased under agreements to
        resell                                                                               2,393,095
4.      Loans and lease financing receivables:
4.a.    Loans and leases, net of unearned income (from Schedule RC-C)                       13,691,817
4.b.    LESS: Allowance for loan and lease losses                                              129,974
4.c.    LESS: Allocated transfer risk reserve                                                        0
4.d.    Loans and leases, net of unearned income, allowance, and reserve
        (item 4.a minus 4.b and 4.c)                                                        13,561,843
5.      Trading assets (from Schedule RC-D)                                                     49,674
6.      Premises and fixed assets (including capitalized leases)                               102,129
7.      Other real estate owned (from Schedule RC-M)                                               760
8.      Investments in unconsolidated subsidiaries and associated
        companies (from Schedule RC-M)                                                          12,664
9.      Customers' liability to this bank on acceptances outstanding                           348,157
10.     Intangible assets (from Schedule RC-M)                                                  13,827
11.     Other assets (from Schedule RC-F)                                                      241,646
12.     Total assets (sum of items 1 through 11)                                            20,700,992

LIABILITIES
13.     Deposits:
13.a.   In domestic offices (sum of totals of columns A and C from
        Schedule RC-E, part I)                                                               7,116,915

13.a.1. Noninterest-bearing                                                                  2,911,893

13.a.2. Interest-bearing                                                                     4,205,022

13.b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs
        (from Schedule RC-E, part II)                                                        4,501,562
13.b.1. Noninterest-bearing                                                                          0

13.b.2. Interest-bearing                                                                     4,501,562

14.     Federal funds purchased and securities sold under agreements to
        repurchase                                                                           4,059,794
15.a.   Demand notes issued to the U.S. Treasury                                                     0
15.b.   Trading liabilities (from Schedule RC-D)                                                     0
16.     Other borrowed money (includes mortgage indebtedness and
        obligations under capitalized leases):
16.a.   With a remaining maturity of one year or less                                          168,710
16.b.   With a remaining maturity of more than one year through three
        years                                                                                  250,000
16.c.   With a remaining maturity of more than three years                                     752,689
17.     Not applicable
18.     Bank's liability on acceptances executed and outstanding                               348,157
19.     Subordinated notes and debentures                                                      250,000
20.     Other liabilities (from Schedule RC-G)                                               1,069,315
21.     Total liabilities (sum of lines 13 through 20)                                      18,517,142
22.     Not applicable

EQUITY CAPITAL
23.     Perpetual preferred stock and related surplus                                                0
24.     Common stock                                                                            21,601
25.     Surplus (exclude all surplus related to preferred stock)                               703,406
26.a.   Undivided profits and capital reserves                                                 723,440
26.b.   Net unrealized holding gains (losses) on available-for-sale
        securities                                                                             735,403
26.c.   Accumulated net gains (losses) on cash flow hedges                                           0

27.     Cumulative foreign currency translation adjustments                                          0
28.     Total equity capital (sum of items 23 through 27)                                    2,183,850
29.     Total liabilities and equity capital (sum of items 21 and 28)                       20,700,992

Memorandum
To be reported only with the March Report of Condition.                                    Number
1.   Indicate in the box at the right the number of the statement below N/A that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date
     during 1998                                                                              N/A

1= Independent audit of the bank conducted        4= Directors' examination of the bank performed
   in accordance with generally accepted             by other external auditors (may be required by
   auditing standards by a certified public          state chartering authority)
   accounting firm which submits a report on
   the bank
2= Independent audit of the bank's parent         5= Review of the bank's financial statements by
   holding company conducted in accordance           external auditors
   with generally accepted auditing standards     6= Compilation of the bank's financial statements
   by a certified public accounting firm             by external auditors
   which submits a report on the consolidated
   holding company (but not on the bank
   separately)
3= Directors' examination of the bank             7= Other audit procedures (excluding tax
   conducted in accordance with generally            preparation work)
   accepted auditing standards by a certified     8= No external audit work
   public accounting firm (may be required
   by state chartering authority)

SunTrust Bank, Atlanta                FFIEC 031
1 PARK PLACE, N.E.                    Consolidated Report of Condition
ATLANTA , GA 30303                    for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-A--Cash and Balances Due From Depository Institutions
Exclude assets held for trading.

                                                                              (Column        (Column
                                                                                A)             B)
                                                                              Consolida     Domestic
                                                                              ted Bank      Offices
                                                 Dollar Amounts in Thousands
1.      Cash items in process of collection, unposted
        debits, and currency and coin:                                          704,759
1.a.    Cash items in process of collection and unposted debits                            576,040
1.b.    Currency and coin                                                                  128,719
2.      Balances due from depository institutions in the
        U.S.:                                                                               47,228
2.a.    U.S. branches and agencies of foreign banks (including                        0
        their IBFs)
2.b.    Other commercial banks in the U.S. and other
        depository institutions in the U.S. (including their IBFs)               47,228
3.      Balances due from banks in foreign countries and
        foreign central banks:                                                              32,650
3.a.    Foreign branches of other U.S. banks                                          0
3.b.    Other banks in foreign countries and foreign central                     32,650
        banks
4.      Balances due from Federal Reserve Banks                                  84,817     84,817
5.      Total (sum of items 1 through 4) (total of column A
        must equal Schedule RC, sum of items 1.a and 1.b)                       869,454    869,454

Memorandum
                                                 Dollar Amounts in Thousands
1.      Noninterest-bearing balances due from commercial
        banks in the U.S. (included in item 2, column B above                               42,086

SunTrust Bank, Atlanta                FFIEC 031
1 PARK PLACE, N.E.                    Consolidated Report of Condition
ATLANTA , GA 30303                    for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-B--Securities

Exclude assets held for trading.

                                             Held-to-maturity         Available-for-sale
                                          (Column A)               (Column C)
                                           Amortized  (Column B)    Amortized  (Column D)
          Dollar Amounts in Thousands        Cost     Fair Value      Cost     Fair Value
1.      U.S.Treasury securities                 0            0      47,887       48,718
2.      U.S. Government agency
        obligations (exclude
        mortgage-backed
        securities):
2.a.    Issued by U.S. Government
        agencies                                0            0           0            0
2.b.    Issued by U.S.
        Government-sponsored
        agencies                                0            0     307,840      301,584
3.      Securities issued by states
        and political subdivisions in
        the U.S.:
3.a.    General obligations                     0            0      48,267       50,756
3.b.    Revenue obligations                     0            0      11,457       11,880
3.c.    Industrial development and
        similar obligations                     0            0           0            0
4.      Mortgage-backed
        securities(MBS):
4.a.    Pass-through securities:
4.a.1.  Guaranteed by GNMA                      0            0      68,317       68,317
4.a.2.  Issued by FNMA and
        FHLMC                                   0            0     113,526      114,899
4.a.3.  Other pass-through
        securities                              0            0           0            0
4.b.    Other mortgage-backed
        securities (include CMOs,
        REMICs, and stripped
        MBS):
4.b.1.  Issued or guaranteed by                 0            0     991,770      973,624

        FNMA, FHLMC, or GNMA
4.b.2.  Collateralized by MBS
        issued or guaranteed by
        FNMA, FHLMC, or GNMA                    0            0           0            0
4.b.3.  All other mortgage-backed
        securities                              0            0           0            0
5.      Other debt securities:
5.a.    Other domestic debt
        securities                              0            0     124,017      124,590
5.b.    Foreign debt securities                 0            0           0            0
6.      Equity securities:
6.a.    Investments in mutual funds
        and other equity securities
        with readily determinable
        fair values                                                  8,097    1,232,389
6.b.    All other equity securities                                180,986      180,986
7.      Total (sum of items 1
        through 6) (total of column
        A must equal Schedule RC,
        item 2.a) (total of column D
        must equal Schedule RC,
        item 2.b)                               0            0   1,902,164    3,107,743
================================================================================
Memorandum
                                            Dollar Amounts in Thousands
1.      Pledged securities                                                         2,646,548
2.      Maturity and repricing data for debt securities (excluding those in nonaccrual status):
2.a.    Securities issued by the U.S.Treasury, U.S.Government
        agencies, and states and political subdivisions in the U.S.;
        other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or
        repricing frequency of:
2.a.1.  Three months or less                                                           6,822
2.a.2.  Over three months through 12 months                                           13,528
2.a.3.  Over one year through three years                                            114,315
2.a.4.  Over three years through five years                                          392,135
2.a.5.  Over five years through 15 years                                              10,728
2.a.6.  Over 15 years                                                                      0
2.b.    Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining
        maturity or repricing frequency of:
2.b.1.  Three months or less                                                          79,693

2.b.2.  Over three months through 12 months                                           69,354
2.b.3.  Over one year through three years                                             30,105
2.b.4.  Over three years through five years                                              882
2.b.5.  Over five years through 15 years                                               1,865
2.b.6.  Over 15 years                                                                  1,317
2.c.    Other mortgage-backed securities (include CMOs, REMICs,
        and stripped MBS; exclude mortgage pass-through securities)
        with an expected average life of:
2.c.1.  Three years or less                                                          385,014
2.c.2.  Over three years                                                             588,610
2.d.    Debt securities with a REMAINING MATURITY of one year or less
        (included in Memorandum items 2.a through 2.c above)                          20,349
3.-6.   Not applicable
7.      Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar
        year-to-date (report the amortized cost at date of sale or transfer)               0
8.      Not Applicable
9.      Structured notes (included in the held-to-maturity and available-
        for-sale accounts in Schedule RC-B, items 2,3, and 5):
9.a.    Amortized cost                                                                     0
9.b.    Fair value                                                                         0

SunTrust Bank, Atlanta                FFIEC 031
1 PARK PLACE, N.E.                    Consolidated Report of Condition
ATLANTA , GA 30303                    for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-C--Loans and Lease Financing Receivables

Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading and commercial paper.

                                                                    (Column A)       (Column B)
                                                                   Consolidated       Domestic
                                                                       Bank           Offices
                                 Dollar Amounts in Thousands
1.      Loans secured by real estate                                 3,141,867
1.a.    Construction and land development                                             600,812
1.b.    Secured by farmland (including farm residential and
        other improvements)                                                            14,160
1.c.    Secured by 1-4 family residential properties:
1.c.1.  Revolving, open-end loans secured by 1-4 family
        residential properties and extended under lines of
        credit                                                                        198,082
1.c.2.  All other loans secured by 1-4 family residential
        properties:
1.c.2.  Secured by first liens                                                      1,526,889
a.
1.c.2.  Secured by junior liens                                                        21,781
b.
1.d.    Secured by multifamily (5 or more) residential
        properties                                                                     16,928
1.e.    Secured by nonfarm nonresidential properties                                  763,215
2.      Loans to depository institutions:
2.a.    To commercial banks in the U.S.                                               256,702
2.a.1.  To U.S. branches and agencies of foreign banks                       0
2.a.2.  To other commercial banks in the U.S.                          256,702
2.b.    To other depository institutions in the U.S.                         0              0
2.c.    To banks in foreign countries                                                     404
2.c.1.  To foreign branches of other U.S. banks                              0
2.c.2.  To other banks in foreign countries                                404
3.      Loans to finance agricultural production and other
        loans to farmers                                                25,969         25,969
4.      Commercial and industrial loans:

4.a.    To U.S. addressees (domicile)                                8,011,129      8,011,129
4.b.    To non-U.S. addressees (domicile)                              119,083        119,083
5.      Acceptances of other banks:
5.a.    Of U.S. banks                                                        0              0
5.b.    Of foreign banks                                                     0              0
6.      Loans to individuals for household, family, and other
        personal expenditures (i.e., consumer loans)
        (includes purchased paper)                                                    956,067
6.a.    Credit cards and related plans (includes check credit
        and other revolving credit plans)                               26,237
6.b.    Other (includes single payment, installment, and all
        student loans)                                                 929,830
7.      Loans to foreign governments and official institutions
        (including foreign central banks)                               14,404         14,404
8.      Obligations (other than securities and leases) of
        states and political subdivisions in the U.S.                   54,802         54,802
9.      Other loans                                                    586,334
9.a.    Loans for purchasing or carrying securities (secured
        and unsecured)                                                                222,423
9.b.    All other loans (exclude consumer loans)                                      363,911
10.     Lease financing receivables (net of unearned income)                          525,056
10.a.   Of U.S. addressees (domicile)                                  525,056
10.b.   Of non-U.S. addressees (domicile)                                    0
11.     LESS: Any unearned income on loans reflected in
        items 1-9 above                                                      0              0
12.     Total loans and leases, net of unearned income (sum
        of items 1 through 10 minus item 11) (total of column
        A must equal Schedule RC, item 4.a)                         13,691,817     13,691,817
================================================================================
Memoranda
                                           Dollar Amounts in Thousands
1.      Not applicable
2.      Loans and leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, above and not
        reported as past due or nonaccrual in Schedule RC-N,
        Memorandum item 1):
2.a.    Loans secured by real estate:
2.a.1.  To U.S. addressees (domicile)                                                       8
2.a.2.  To non-U.S. addressees (domicile)                                                   0
2.b.    All other loans and all lease financing receivables (exclude loans to
        individuals for household, family, and other personal expenditures)                 0
2.c.    Commercial and industrial loans to and lease financing receivables of
        non-U.S. addressees (domicile) included in Memorandum item 2.b above                0

3. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):

3.a.    Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or repricing frequency of:
3.a.1.  Three months or less                                                           20,104
3.a.2.  Over three months through 12 months                                           219,237
3.a.3.  Over one year through three years                                              62,989
3.a.4.  Over three years through five years                                           768,511
3.a.5.  Over five years through 15 years                                              118,352
3.a.6.  Over 15 years                                                                 334,106
3.b.    All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties in domestic offices
        (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B)
        with a remaining maturity or repricing frequency of:
3.b.1.  Three months or less                                                        8,300,466
3.b.2.  Over three months through 12 months                                         1,240,272
3.b.3.  Over one year through three years                                             895,759
3.b.4.  Over three years through five years                                         1,001,167
3.b.5.  Over five years through 15 years                                              700,542
3.b.6.  Over 15 years                                                                   2,110
3.c.    Loans and leases (reported in Schedule RC-C, part I, items 1 through
        10) with a REMAINING MATURITY of one year or less                           3,851,342
3.d.    Loans secured by nonfarm nonresidential properties in domestic offices
        (reported in Schedule RC-C, part I, item 1.e, column B) with a
        REMAINING MATURITY of over five years                                         164,891
3.e.    Commercial and industrial loans (reported in Schedule RC-C, part I,
        item 4, column A) with a REMAINING MATURITY of over three years             3,763,075
4.      Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in
        Schedule RC-C, part I, items 4 and 9, column A, page RC-6                     477,657
5.      Loans and leases held for sale (included in Schedule RC-C, part I,
        page RC-6)                                                                     23,577
6.      Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (included in
        Schedule RC-C, part I, item 1.c.(2)(a), column B, page RC-6)                1,451,038

================================================================================
Part II. Loans to Small Businesses and Small Farms

Schedule RC-C, Part II is to be completed only with the June Report of Condition.

Report the number and amount currently outstanding as of June 30 of business loans with "original amounts" of $1,000,000 or less and farm loans with "original amounts" of $500,000 or less. The following guidelines should be used to determine the "original amount" of a loan: (1) For loans drawn down under lines of credit or loan commitments, the "original amount" of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently approved, extended, or renewed prior to the report date. However, if the amount currently outstanding as of the report date exceeds this size, the "original amount" is the amount currently outstanding on the report date. (2) For loan participations and syndications, the "original amount" of the loan participation or syndication is the entire amount of the credit originated by the lead lender. (3) For all other loans, the "original amount" is the total amount of the loan at origination or the amount currently outstanding as of the report date, whichever is larger.

Loans to Small Businesses

                                                                          YES/NO
1. Indicate in the appropriate box at the right whether all or N/A substantially all of the dollar volume of your bank's "Loans secured by nonfarm nonresidential properties" in domestic offices reported in Schedule RC-C, part I, item 1.e, column B, and all or substantially all of the dollar volume of your bank's "Commercial and industrial loans to U.S. addressees" in domestic offices reported in Schedule RC-C, part I, item 4.a, column B, have original amounts of $100,000 or less (If your bank has no loans outstanding in both of these two loan categories, place an "X" in the box marked
     "NO.")                                                                  N/A
If Yes, complete items 2.a and 2.b below, skip items 3 and 4, and go to item 5. If NO and your bank has loans outstanding in either loan category, skip items 2.a and 2.b, complete items 3 and 4 below, and go to item 5. If NO and your bank has no loans outstanding in both categories, skip items 2 through 4, and go to item 5.

2.   Report the total number of loans currently outstanding for        Number of
     each of the following Schedule RC-C, part I, loan categories:     Loans
2.a. "Loans secured by nonfarm nonresidential properties" in domestic        N/A
     offices reported in Schedule RC-C, part I, item 1.e, column B
     (Note: Item 1.e, column B, divided by the number of loans should NOT exceed $100,000.)

2.b. "Commercial and industrial loans to U.S. addressees" in domestic offices reported in Schedule RC-C, part I, item 4.a, column B
     (Note: Item 4.a., column B, divided by the number of loans should
     NOT exceed $100,000.)                                                   N/A

                                                                                     (Column B)
                                                                       (Column A)     Amount
                                                                        Number of     Currently
                                           Dollar Amounts in Thousands  Loans         Outstanding
3.   Number and amount currently outstanding of
     "Loans secured by nonfarm nonresidential
     properties" in domestic offices reported in Schedule
     RC-C, part I, item 1.e, column B (sum of items 3.a
     through 3.c must be less than or equal to Schedule
     RC-C, part I, item 1.e, column B):
3.a. With original amounts of $100,000 or less                             N/A            N/A
3.b. With original amounts of more than $100,000 through
     $250,000                                                              N/A            N/A
3.c. With original amounts of more than $250,000 through
     $1,000,000                                                            N/A            N/A
4.   Number and amount currently outstanding of
     "Commercial and industrial loans to U.S. addressees" in
     domestic offices reported in Schedule RC-C, part I, item
     4.a, column B (sum of items 4.a through 4.c must be
     less than or equal to Schedule RC-C, part I, item 4.a,
     column B):
4.a. With original amounts of $100,000 or less                             N/A            N/A
4.b. With original amounts of more than $100,000 through
     $250,000                                                              N/A            N/A
4.c. With original amounts of more than $250,000 through
     $1,000,000                                                            N/A            N/A

Agricultural Loans to Small Farms                                       YES/NO
5.   Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by farmland (including farm residential and other
     improvements)" in domestic offices reported in Schedule RC-C, part I, item 1.b, column B, and all or substantially all of the dollar volume of your bank's "Loans to finance agricultural production and other loans to farmers" in domestic offices
     reported in Schedule RC-C, part I, item 3, column B,                                 N/A

     have original amounts of $100,000 or less (If your bank has no loans outstanding in both of these two loan categories, place an "X" in the box marked "NO.")
If YES, complete items 6.a and 6.b below and do not complete items 7 and 8.
If NO and your bank has loans outstanding in either category, skip items 6.a and 6.b and complete items 7 and 8 below.
If NO and your bank has no loans outstanding in both loan categories, do not complete items 6 through 8.

                                                                                 Number of
                                                                                 Loans
6.   Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:
6.a. "Loans secured by farmland (including farm residential and other improvements)" in domestic offices reported in Schedule RC-C, part I, item 1.b, column B (Note: Item 1.b, column B, divided by the number
     of loans should NOT exceed $100,000.)                                                N/A
6.b. "Loans to finance agricultural production and other loans to farmers"
     in domestic offices reported in Schedule RC-C, part I, item 3, column
     B (Note: Item 3, column B, divided by the number of loans should
     NOT exceed $100,000.)                                                                N/A
                                                                                   (Column B)
                                                                        (Column A) Amount
                                                                        Number of  Currently
                                           Dollar Amounts in Thousands  Loans      Outstanding
7.   Number and amount currently outstanding of
     "Loans secured by farmland (including farm
     residential and other improvements)" in domestic
     offices reported in Schedule RC-C, part I, item 1.b,
     column B (sum of items 7.a through 7.c must be less
     than or equal to Schedule RC-C, part I, item 1.b,
     column B):
7.a. With original amounts of $100,000 or less                             N/A            N/A
7.b. With original amounts of more than $100,000 through
     $250,000                                                              N/A            N/A
7.c. With original amounts of more than $250,000 through
     $500,000                                                              N/A            N/A
8.   Number and amount currently outstanding of
     "Loans to finance agricultural production and other
     loans to farmers" in domestic offices reported in
     Schedule RC-C, part I, item, 3, column B (sum of
     items 8.a through 8.c must be less than or equal to
     Schedule RC-C, part 1, item 3, column B):
8.a. With original amounts of $100,000 or less                             N/A            N/A
8.b. With original amounts of more than $100,000 through
     $250,000                                                              N/A            N/A

8.c. With original amounts of more than $250,000 through
     $500,000                                                         N/A    N/A

SunTrust Bank, Atlanta                          FFIEC 031
1 PARK PLACE, N.E.                              Consolidated Report of Condition
ATLANTA , GA 30303                              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-D--Trading Assets and Liabilities

Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).

                                                                        Dollar Amounts in Thousands
ASSETS
1.              U.S.Treasury securities in domestic offices                                               0
2.              U.S.Government agency obligations in domestic offices (exclude                            0
                mortgage-backed securities)
3.              Securities issued by states and political subdivisions in the U.S. in                10,000
                domestic offices
4.              Mortgage-backed securities (MBS) in domestic offices:
4.a.            Pass-through securities issued or guaranteed by FNMA, FHLMC, or                           0
                GNMA
4.b.            Other mortgage-backed securities issued or guaranteed by FNMA,                            0
                FHLMC, or GNMA (include CMOs, REMICs, and stripped MBS)
4.c.            All other mortgage-backed securities                                                      0
5.              Other debt securities in domestic offices                                                 0
6.-8.           Not applicable
9.              Other trading assets in domestic offices                                             39,674
10.             Trading assets in foreign offices                                                         0
11.             Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity contracts:
11.a.           In domestic offices                                                                       0
11.b.           In foreign offices                                                                        0
12.             Total trading assets (sum of items 1 through 11) (must equal                         49,674
                Schedule RC, item 5)

LIABILITIES
13.             Liability for short positions                                                             0
14.             Revaluation losses on interest rate, foreign exchange rate, and other                     0
                commodity and equity contracts
15.             Total trading liabilities (sum of items 13 and 14) (must equal                            0
                Schedule RC, item 15.b)

SunTrust Bank, Atlanta                          FFIEC 031
1 PARK PLACE, N.E.                              Consolidated Report of Condition
ATLANTA , GA 30303                              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-E--Deposit Liabilities

Part I. Deposits in Domestic Offices

                                         Transaction Accounts               Nontransaction
                                                                            Accounts
                                         (Column A)          (Column B)     (Column C)
                                         Total transaction   Memo: Total    Total
                                         accounts            demand         nontransaction
                                         (including          deposits       accounts
                                         total demand        (included in   (including
                                         deposits)           column A)      MMDAs)

Dollar Amounts in Thousands
Deposits of:
1.    Individuals, partnerships, and             2,853,168      2,489,348        3,845,234
      corporations
2.    U.S. Government                                  847            847                0
3.    States and political                         226,177         49,251           11,674
      subdivisions
      in the U.S.
4.    Commercial banks in the U.S.                 151,423        151,423                0
5.    Other depository institutions in               1,338          1,338                0
      the U.S.
6.    Banks in foreign countries                     8,535          8,535                0
7.    Foreign governments and official                   0              0                0
      institutions (including foreign
      central banks)
8.    Certified and official checks                 18,519         18,519
9.    Total (sum of items 1 through 8)           3,260,007      2,719,261        3,856,908
      (sum of columns A and C must
      equal Schedule RC, item 13.a)

================================================================================

Memoranda
                                                        Dollar Amounts in Thousands
1.        Selected components of total deposits (i.e., sum of item 9, columns A and C):
1.a.      Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts         205,460
1.b.      Total brokered deposits                                                           0
1.c.      Fully insured brokered deposits (included in Memorandum item
          1.b above):
1.c.1.    Issued in denominations of less than $100,000                                     0
1.c.2.    Issued either in denominations of $100,000 or in denominations                    0
          greater than $100,000 and participated out by the broker in shares of
          $100,000 or less
1.d.      Maturity data for brokered deposits:
1.d.1.    Brokered deposits issued in denominations of less than $100,000 with              0
          a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)
1.d.2.    Brokered deposits issued in denominations of $100,000 or more with                0
          a remaining maturity of one year or less (included in Memorandum item 1.b above)
1.e.      Preferred deposits (uninsured deposits of states and political                  N/A
          subdivisions in the U.S. reported in item 3 above which are secured or collateralized as required under state law) (to be completed for the
          December report only)
2.        Components of total nontransaction accounts (sum of
          Memorandum items 2.a through 2.c must equal item 9, column C above):
2.a.      Savings deposits:
2.a.1.    Money market deposit accounts (MMDAs)                                     2,863,065
2.a.2.    Other savings deposits (excludes MMDAs)                                     193,902
2.b.      Total time deposits of less than $100,000                                   550,441
2.c.      Total time deposits of $100,000 or more                                     249,500
3.        All NOW accounts (included in column A above)                               540,746
4.        Not applicable
5.        Maturity and repricing data for time deposits of less than
          $100,000:
5.a.      Time deposits of less than $100,000 with a remaining maturity or repricing frequency of:
5.a.1.    Three months or less                                                        149,890
5.a.2.    Over three months through 12 months                                         265,333
5.a.3.    Over one year through three years                                           101,111

5.a.4.    Over three years                                                             34,107
5.b.      Time deposits of less than $100,000 with a REMAINING MATURITY               392,540
          of one year or less (included in Memorandum items 5.a.(1) through
          5.a.(4) above)
6.        Maturity and repricing data for time deposits of $100,000 or more:
6.a.      Time deposits of $100,000 or more with a remaining maturity or repricing frequency of:
6.a.1.    Three months or less                                                        139,267
6.a.2.    Over three months through 12 months                                          80,464
6.a.3.    Over one year through three years                                            19,719
6.a.4.    Over three years                                                             10,050
6.b.      Time deposits of $100,000 or more with a REMAINING MATURITY of              219,731
          one year or less (included in Memorandum items 6.a.(1) through
          6.a.(4) above)
Part II. Deposits in Foreign Offices (including Edge and
Agreement subsidiaries and IBFs)

                                                        Dollar Amounts in Thousands
Deposits of:
1.        Individuals, partnerships, and corporations                               4,280,489
2.        U.S. banks (including IBFs and foreign branches of U.S. banks)                    0
3.        Foreign banks (including U.S. branches and agencies of foreign              221,073
          banks, including their IBFs)
4.        Foreign governments and official institutions (including foreign                  0
          central
          banks)
5.        Certified and official checks                                                     0
6.        All other deposits                                                                0
7.        Total (sum of items 1 through 6) (must equal Schedule RC, item 13.b)      4,501,562
Memorandum
                                                        Dollar Amounts in Thousands
1.        Time deposits with a remaining maturity of one year or less (included     4,501,562
          in Part II, item 7 above)

SunTrust Bank, Atlanta                          FFIEC 031
1 PARK PLACE, N.E.                              Consolidated Report of Condition
ATLANTA , GA 30303                              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-F--Other Assets

                                                Dollar Amounts in Thousands
1.      Income earned, not collected on loans                                 81,004
2.      Net deferred tax assets                                                    0
3.      Interest-only strips receivable (not in the form of a security) on:
3.a.    Mortgage loans                                                             0
3.b.    Other financial assets                                                     0
4.      Other (itemize and describe amounts that exceed 25% of this item)    160,642
4.a.                                                                               0
4.b.                                                                               0
4.c.                                                                               0
5.      Total (sum of items 1 through 4) (must equal Schedule RC, item 11)   241,646
Memorandum
                                                Dollar Amounts in Thousands
1.      Deferred tax assets disallowed for regulatory capital purposes             0

SunTrust Bank, Atlanta                          FFIEC 031
1 PARK PLACE, N.E.                              Consolidated Report of Condition
ATLANTA , GA 30303                              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-G--Other Liabilities

                                                Dollar Amounts in Thousands
1.a.    Interest accrued and unpaid on deposits in domestic offices             5,586
1.b.    Other expenses accrued and unpaid (includes accrued income taxes       54,562
        payable)
2.      Net deferred tax liabilities                                          504,131
3.      Minority interest in consolidated subsidiaries                              0
4.      Other (itemize and describe amounts that exceed 25% of this item)     505,036
4.a.    A/P FACTORING                                                         427,779
4.b.                                                                                0
4.c.                                                                                0
5.      Total (sum of items 1 through 4) (must equal Schedule RC, item 20)  1,069,315

SunTrust Bank, Atlanta                          FFIEC 031
1 PARK PLACE, N.E.                              Consolidated Report of Condition
ATLANTA , GA 30303                              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-H--Selected Balance Sheet Items for Domestic Offices


                                                                                                                       Domestic
                                                                                                                       Offices
                                                                                Dollar Amounts in Thousands
1.                           Customers' liability to this bank on acceptances outstanding                                    348,157
2.                           Bank's liability on acceptances executed and outstanding                                        348,157
3.                           Federal funds sold and securities purchased under agreements to resell                        2,393,095
4.                           Federal funds purchased and securities sold under agreements to repurchase                    4,059,794
5.                           Other borrowed money                                                                          1,171,399
                             EITHER
6.                           Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs                           0
                             OR
7.                           Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs                     4,477,247
8.                           Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries,        20,674,504
                             and IBFs)
9.                           Total liabilities (excludes net due to foreign offices, Edge and Agreement                   14,013,407
                             subsidiaries, and IBFs)
In items 10-17, report the amortized (historical) cost of both held-to-maturity and available-for-sale securities in domestic offices.
10.                          U.S.Treasury securities                                                                          47,887
11.                          U.S. Government agency obligations (exclude mortgage-backed securities)                         307,840
12.                          Securities issued by states and political subdivisions in the U.S.                               59,724
13.                          Mortgage-backed securities (MBS):
13.a.                        Pass-through securities
13.a.1.                      Issued or guaranteed by FNMA, FHLMC, or                                                         181,843

                             GNMA
13.a.2.                      Other pass-through securities                                                                         0
13.b.                        Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
13.b.1.                      Issued or guaranteed by FNMA,FHLMC, or GNMA                                                     991,770
13.b.2.                      All other mortgage-backed securities                                                                  0
14.                          Other domestic debt securities                                                                  124,017
15.                          Foreign debt securities                                                                               0
16.                          Equity securities:
16.a.                        Investments in mutual funds and other equity securities with readily determinable fair            8,097
                             values
16.b.                        All other equity securities                                                                     180,986
17.                          Total amortized (historical) cost of both held-to-maturity and available-for-sale             1,902,164
                             securities (sum of items 10 through 16)
Memorandum (to be completed only by banks with IBFs and other "foreign" offices)
Dollar Amounts in Thousands
                             EITHER
1.                           Net due from the IBF of the domestic offices of the reporting bank                                    0
                             OR
2.                           Net due to the IBF of the domestic offices of the reporting bank                                 75,581

SunTrust Bank, Atlanta                          FFIEC 031
1 PARK PLACE, N.E.                              Consolidated Report of Condition
ATLANTA , GA 30303                              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-I--Selected Assets and Liabilities of IBFs
To be completed only by banks with IBFs and other "foreign" offices.


                                                Dollar Amounts in Thousands
1.  Total IBF assets of the consolidated bank (component of Schedule RC,            0
    item 12)
2.  Total IBF loans and lease financing receivables (component of Schedule          0
    RC-C, part I, item 12, column A)
3.  IBF commercial and industrial loans (component of Schedule RC-C, part           0
    I, item 4, column A)
4.  Total IBF liabilities (component of Schedule RC, item 21)                  75,581
5.  IBF deposit liabilities due to banks, including other IBFs (component of
    Schedule RC-E, part II, items 2 and 3)                                     75,292
6.  Other IBF deposit liabilities (component of Schedule RC-E, part II. items       0
    1, 4, 5, and 6)

SunTrust Bank, Atlanta                          FFIEC 031
1 PARK PLACE, N.E.                              Consolidated Report of Condition
ATLANTA , GA 30303                              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-K--Quarterly Averages


                                                Dollar Amounts in Thousands
ASSETS
1.        Interest-bearing balances due from depository institutions              21,688
2.        U.S.Treasury securities and U.S.Government agency obligations
          (including mortgage-backed securities issued or guaranteed by        1,565,632
          FNMA, FHLMC, or GNMA)
3.        Securities issued by states and political subdivisions in the U.S.      67,053
4.a.      Other debt securities (including mortgage-backed securities not
          issued or guaranteed by FNMA, FHLMC, or GNMA)                           44,493
4.b.      Equity securities (includes investments in mutual funds and Federal     83,617
          Reserve stock)
5.        Federal funds sold and securities purchased under agreements to
          resell                                                               1,999,540
6.        Loans:
6.a.      Loans in domestic offices:
6.a.1.    Total loans                                                         12,961,042
6.a.2.    Loans secured by real estate                                         3,067,843
6.a.3.    Loans to finance agricultural production and other loans to farmers     26,951
6.a.4.    Commercial and industrial loans                                      7,812,566
6.a.5.    Loans to individuals for household, family, and other personal         931,314
          expenditures
6.b.      Total loans in foreign offices, Edge and Agreement subsidiaries,
          and IBFs                                                                 3,537
7.        Trading assets                                                          46,523
8.        Lease financing receivables (net of unearned income)                   521,874
9.        Total assets                                                        18,798,865
LIABILITIES
10.       Interest-bearing transaction accounts in domestic offices (NOW accounts, ATS accounts, and telephone and preauthorized transfer
          accounts) (exclude demand deposits)                                    543,120
11.       Nontransaction accounts in domestic offices:
11.a.     Money market deposit accounts (MMDAs)                                2,819,539
11.b.     Other savings deposits                                                 227,106

11.c.     Time deposits of $100,000 or more                                      282,263
11.d.     Time deposits of less than $100,000                                    547,710
12.       Interest-bearing deposits in foreign offices, Edge and Agreement
          subsidiaries, and IBFs                                               4,162,709
13.       Federal funds purchased and securities sold under agreements to
          repurchase                                                           4,243,854
14.       Other borrowed money (includes mortgage indebtedness and
          obligations under capitalized leases)                                  660,501

SunTrust Bank, Atlanta                          FFIEC 031
1 PARK PLACE, N.E.                              Consolidated Report of Condition
ATLANTA , GA 30303                              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-L--Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                Dollar Amounts in Thousands
1.              Unused commitments:
1.a.            Revolving, open-end lines secured by 1-4 family residential                    113,821
                properties, e.g., home equity lines
1.b.            Credit card lines                                                                    0
1.c.            Commercial real estate, construction, and land development:
1.c.1.          Commitments to fund loans secured by real estate                               460,823
1.c.2.          Commitments to fund loans not secured by real estate                           274,859
1.d.            Securities underwriting                                                              0
1.e.            Other unused commitments                                                    13,785,484
2.              Financial standby letters of credit and foreign office guarantees            3,144,685
2.a.            Amount of financial standby letters of credit conveyed to others               573,407
3.              Performance standby letters of credit and foreign office guarantees            157,814
3.a.            Amount of performance standby letters of credit conveyed to others                 817
4.              Commercial and similar letters of credit                                        44,454
5.              Participations in acceptances (as described in the instructions)                20,576
                conveyed to others by the reporting bank
6.              Participations in acceptances (as described in the instructions )                    0
                acquired by the reporting (nonaccepting) bank
7.              Securities borrowed                                                                  0
8.              Securities lent (including customers' securities lent where the                131,024
                customer is indemnified against loss by the reporting bank)
9.              Financial assets transferred with recourse that have been
                treated as sold for Call Report purposes:
9.a.            First lien 1--4 family residential mortgage loans:
9.a.1.          Outstanding principal balance of mortgages transferred as of the                     0
                report date
9.a.2.          Amount of recourse exposure on these mortgages as of the report                      0
                date
9.b.            Other financial assets (excluding small business obligations reported in item 9.c):
9.b.1.          Outstanding principal balance of assets transferred as of the report           265,066

                date
9.b.2.          Amount of recourse exposure on these assets as of the report date              265,066
9.c.            Small business obligations transferred with recourse under
                Section 208 of the Riegle Community Development and
                Regulatory Improvement Act of 1994:
9.c.1.          Outstanding principal balance of small business obligations                          0
                transferred as of the report date
9.c.2.          Amount of retained recourse on these obligations as of the report                    0
                date
10.             Notional amount of credit derivatives:
10.a.           Credit derivatives on which the reporting bank is the guarantor                      0
10.b.           Credit derivatives on which the reporting bank is the beneficiary                    0
11.             Spot foreign exchange contracts                                                171,823
12.             All other off-balance sheet liabilities (exclude off-balance sheet                   0
                derivatives ) (itemize and describe each component of this item over
                25% of Schedule RC, item 28, "Total equity capital")

12.a.                                                                                                0
12.b.                                                                                                0
12.c.                                                                                                0
12.d.                                                                                                0
13.             All other off-balance sheet assets (exclude off-balance sheet                        0
                derivatives) (itemize and describe each component of this item over
                25% of Schedule RC, item 28, "Total equity capital")
13.a.                                                                                                0
13.b.                                                                                                0
13.c.                                                                                                0
13.d.                                                                                                0
======================================================================================================

                Dollar Amounts in Thousands                  (Column B)   (Column C)   (Column D)
Off-balance Sheet                              (Column A)     Foreign       Equity     Commodity
Derivatives Position Indicators              Interest Rate   Exchange     Derivative    and Other
                                                Contracts    Contracts    Contracts    Contracts
14.        Gross Amounts (e.g., notional
           amounts) (for each column,
           sum of items 14.a through 14.e
           must equal sum of items 15,
           16.a, and 16.b):
14.a.      Futures Contracts                     1,247,000           0             0           0
14.b.      Forward contracts                             0   1,466,555             0           0
14.c.      Exchange-traded option
           contracts:
14.c.1.    Written options                               0           0             0           0
14.c.2.    Purchased options                             0           0             0           0

14.d.      Over-the-counter option
           contracts:
14.d.1.    Written options                       6,062,774      35,686       388,690           0
14.d.2.    Purchased options                     6,164,524      35,686       388,690           0
14.e.      Swaps                                23,269,936      71,908             0           0
15.        Total gross notional amount of
           derivative contracts held for
           trading                                       0           0             0           0
16.        Gross notional amount of
           derivative contracts held for
           purposes other than trading:
16.a.      Contracts marked to market           35,198,964   1,583,520       777,380           0
16.b.      Contracts not marked to market        1,545,270      26,315             0           0
16.c.      Interest rate swaps where the        11,492,603
           bank has agreed to pay a fixed
           rate
17.        Gross fair values of derivative
           contracts:
17.a.      Contracts held for trading:
17.a.1.    Gross positive fair value                     0           0             0           0
17.a.2.    Gross negative fair value                     0           0             0           0
17.b.      Contracts held for purposes
           other than trading that are
           marked to market:
17.b.1.    Gross positive fair value               349,636         976        49,450           0
17.b.2.    Gross negative fair value               332,183         976        49,450           0
17.c.      Contracts held for purposes
           other than trading that are not
           marked to market:
17.c.1.    Gross positive fair value                22,398         857             0           0
17.c.2.    Gross negative fair value                 4,815           0             0           0
===================================================================================================
Memoranda
                                                        Dollar Amounts in Thousands
1.-2.                        Not applicable
3.                           Unused commitments with an original maturity
                             exceeding one year that are reported in
                             Schedule RC-L, items 1.a through 1.e, above        9,403,746

               (report only the unused portions of
               commitments that are fee paid or otherwise
               legally binding)
3.a.           Participations in commitments with an
               original maturity exceeding one year
               conveyed to others                                                 986,212
4.             To be completed only by banks with $1                               29,827
               billion or more in total assets:
               Standby letters of credit and foreign office
               guarantees (both financial and performance)
               issued to non-U.S. addressees (domicile)
               included in Schedule RC-L, items 2 and 3, above
5.             Loans to individuals for household, family,
               or other personal expenditures that have
               been securitized and sold (with servicing
               retained), amounts outstanding by
               type of loan:
5.a.           Loans to purchase private passenger                                 0
               automobiles (to be completed for the
               September report only)
5.b.           Credit cards and related plans (TO BE                               0
               COMPLETED QUARTERLY)
5.c.           All other consumer credit (including mobile                         0
               home loans) (to be completed for the
               September report only)

SunTrust Bank, Atlanta                          FFIEC 031
1 PARK PLACE, N.E.                              Consolidated Report of Condition
ATLANTA , GA 30303                              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-M--Memoranda

                                                Dollar Amounts in Thousands
1.          Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
1.a.        Aggregate amount of all extensions of credit to all executive        380,310
            officers, directors, principal shareholders, and their related interests
1.b.        Number of executive officers, directors, and principal                     9
            shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent of total capital as defined for this purpose in agency regulations
2.          Federal funds sold and securities purchased under agreements               0
            to resell with U.S. branches and agencies of foreign banks
            (included in Schedule RC, item 3)
3.          Not applicable
4.          Outstanding principal balance of 1-4 family residential
            mortgage loans serviced for others (include both retained
            servicing and purchased servicing):
4.a.        Mortgages serviced under a GNMA contract                                   0
4.b.        Mortgages serviced under a FHLMC contract:
4.b.1.      Serviced with recourse to servicer                                         0
4.b.2.      Serviced without recourse to servicer                                      0
4.c.        Mortgages serviced under a FNMA contract
4.c.1.      Serviced under a regular option contract                                   0
4.c.2.      Serviced under a special option contract                                   0
4.d.        Mortgages serviced under other servicing contracts                         0
5.          To be completed only by banks with $1 billion or more in
            total assets:
            Customers' liability to this bank on acceptances outstanding
            (sum of items 5.a and 5.b must equal Schedule RC, item 9):
5.a.        U.S. addressees (domicile)                                           348,070
5.b.        Non-U.S. addressees (domicile)                                            87
6.          Intangible assets:
6.a.        Mortgage servicing assets                                                  0
6.a.1.      Estimated fair value of mortgage servicing assets                          0
6.b.        Other identifiable intangible assets:

6.b.1.      Purchased credit card relationships and nonmortgage                        0
            servicing assets
6.b.2.      All other identifiable intangible assets                                   0
6.c.        Goodwill                                                              13,827
6.d.        Total (sum of items 6.a, 6.b.(1), 6.b.(2), and 6.c) (must equal       13,827
            Schedule RC, item 10)
6.e.        Amount of intangible assets (included in item 6.b.(2) above) that          0
            have been grandfathered or are otherwise qualifying for
            regulatory capital purposes
7.          Mandatory convertible debt, net of common or perpetual                     0
            preferred stock dedicated to redeem the debt
8.a.        Other real estate owned:
8.a.1.      Direct and indirect investments in real estate ventures                    0
8.a.2.      All other real estate owned:
8.a.2.a.    Construction and land development in domestic offices                      0
8.a.2.b.    Farmland in domestic offices                                               0
8.a.2.c.    1-4 family residential properties in domestic offices                    196
8.a.2.d.    Multifamily (5 or more) residential properties in domestic offices         0
8.a.2.e.    Nonfarm nonresidential properties in domestic offices                    564
8.a.2.f.    In Foreign Offices                                                         0
8.a.3.      Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule            760
            RC, item 7)
8.b.        Investments in unconsolidated subsidiaries and associated
            companies:
8.b.1.      Direct and indirect investments in real estate ventures                    0
8.b.2.      All other investments in unconsolidated subsidiaries and              12,664
            associated companies
8.b.3.      Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule         12,664
            RC, item 8)
9.          Noncumulative perpetual preferred stock and related surplus                0
            included in Schedule RC, item 23, "Perpetual preferred stock and related surplus"
10.         Mutual fund and annuity sales during the quarter (include
            proprietary, private label, and third party products):
10.a.       Money market funds                                                   550,228
10.b.       Equity securities funds                                               18,214
10.c.       Debt securities funds                                                  5,796
10.d.       Other mutual funds                                                    11,554
10.e.       Annuities                                                              1,771
10.f.       Sales of proprietary mutual funds and annuities (included in         539,049
            items 10.a through 10.e above)
11.         Net unamortized realized deferred gains (losses) on off-balance            0
            sheet derivative contracts included in assets and liabilities reported in Schedule RC
12.         Amount of assets netted against nondeposit liabilities and                 0

            deposits in foreign offices (other than insured branches in Puerto
            Rico and U.S. territories and possessions) on the balance sheet
            (Schedule RC) in accordance with generally accepted accounting principles
13.         Outstanding principal balance of loans other than 1-4 family               0
            residential mortgage loans that are serviced for others (to be completed if this balance is more than $10 million and exceeds ten percent of total assets)
================================================================================
Memorandum
                                                Dollar Amounts in Thousands
1.    Reciprocal holdings of banking organizations' capital instruments (to
      be completed for the December report only)                                       N/A

SunTrust Bank, Atlanta          FFIEC 031
1 PARK PLACE, N.E.              Consolidated Report of Condition
ATLANTA , GA 30303              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-N--Past Due and Nonaccrual Loans,
Leases, and Other Assets
The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                (Column B)
                                                                Past Due 90
                                                               days or more
                                                                 and still      (Column C)
                            Dollar Amounts in Thousands          accruing       Nonaccrual
1.           Loans secured by real estate:
1.a.         To U.S. addressees (domicile)                            2,921          8,106
1.b.         To non-U.S. addressees (domicile)                            0              0
2.           Loans to depository institutions and
             acceptances of other banks:
2.a.         To U.S. banks and other U.S. depository                      0              0
             institutions
2.b.         To foreign banks                                             0              0
3.           Loans to finance agricultural production and               258              0
             other loans to farmers
4.           Commercial and industrial loans:
4.a.         To U.S. addressees (domicile)                           31,428         19,520
4.b.         To non-U.S. addressees (domicile)                        1,369              0
5.           Loans to individuals for household,
             family, and other personal expenditures:
5.a.         Credit cards and related plans                               0             23
5.b.         Other (includes single payment, installment,               527            371
             and all student loans)
6.           Loans to foreign governments and official                    0              0
             institutions
7.           All other loans                                            419              0
8.           Lease financing receivables:
8.a.         Of U.S. addressees (domicile)                                0            182
8.b.         Of non-U.S. addressees (domicile)                            0              0
9.           Debt securities and other assets (exclude                    0              0
             other real estate owned and other
             repossessed assets)

Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

10.          Loans and leases reported in items 1 through                 0              0
             8 above which are wholly or partially
             guaranteed by the U.S. Government
10.a.        Guaranteed portion of loans and leases                       0              0
             included in item 10 above

                                                                (Column B)
                                                                Past Due 90
                                                               days or more
                                                                 and still      (Column C)
Memoranda                   Dollar Amounts in Thousands          accruing       Nonaccrual
2.           Loans to finance commercial real estate,                   792              0
             construction, and land development activities
             (not secured by real estate) included in
             Schedule RC-N, items 4 and 7 above
3.           Loans secured by real estate in domestic
             offices (included in Schedule RC-N, item
             1, above):
3.a.         Construction and land development                            0              0
3.b.         Secured by farmland                                          0              0
3.c.         Secured by 1-4 family residential
             properties:
3.c.1.       Revolving, open-end loans secured by 1-4                     0            138
             family residential properties and extended
             under lines of credit
3.c.2.       All other loans secured by 1-4 family                    1,734          3,590
             residential properties
3.d.         Secured by multifamily (5 or more) residential               0              0
             properties
3.e.         Secured by nonfarm nonresidential                        1,187          4,378
             properties

                                                                (Column B)
                                                                Past Due 90
                                                               days or more

4.           Interest rate, foreign exchange rate, and other commodity and equity contracts:
4.a.         Book value of amounts carried as assets                                     0
4.b.         Replacement cost of contracts with a positive replacement cost              0

SunTrust Bank, Atlanta          FFIEC 031
1 PARK PLACE, N.E.              Consolidated Report of Condition
ATLANTA , GA 30303              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-O--Other Data for Deposit Insurance and FICO
Assessments

                                                                       Dollar Amounts in Thousands
1.        Unposted debits (see instructions):
1.a.      Actual amount of all unposted debits:                                                              15,236
          OR
1.b.      Separate amount of all unposted debits:
1.b.1.    Actual amount of unposted debits to demand deposits                                                     0
1.b.2.    Actual amount on unposted debits to time and savings deposits                                           0
2.        Unposted credits (see instructions):
2.a.      Actual amount of all unposted credits                                                                   0
          OR
2.b.      Separate amount of unposted credits:
2.b.1.    Actual amount of unposted credits to demand deposits                                                    0
2.b.2.    Actual amount on unposted credits to time and savings deposits                                          0
3.        Uninvested trust funds (cash) held in bank's own trust                                                  0
          department (not included in total deposits in domestic offices)
4.        Deposits of consolidated subsidiaries in domestic offices
          and in insured branches in Puerto Rico and U.S. territories and possessions (not included in total deposits):
4.a.      Demand deposits of consolidated subsidiaries                                                            0
4.b.      Time and savings deposits of consolidated subsidiaries                                                  0
4.c.      Interest accrued and unpaid on deposits of consolidated                                                 0
          subsidiaries
5.        Deposits in insured branches in Puerto Rico and U.S.
          territories and possessions:
5.a.      Demand deposits in insured branches (included in Schedule RC-E, part II)                                0
5.b.      Time and savings deposits in insured branches (included in                                              0
          Schedule RC-E, part II)
5.c.      Interest accrued and unpaid on deposits in insured branches                                             0
          (included in Schedule RC-G, item 1.b)
6.        Reserve balances actually passed through to the Federal
          Reserve by the reporting bank on behalf of its respondent
          depository institutions that are also reflected as deposit liabilities of the reporting bank:

6.a.      Amount reflected in demand deposits (included in Schedule RC-E, Part I, item 4 or 5, column B)          0
6.b.      Amount reflected in time and savings deposits (included in                                              0
          Schedule RC-E, Part I, item 4 or 5, column A or C, but not column B)
7.        Unamortized premiums and discounts on time and savings
          deposits:
7.a.      Unamortized premiums                                                                                    0
7.b.      Unamortized discounts                                                                                   0
8.        To be completed by banks with "Oakar deposits."
8.a.      Deposits purchased or acquired from other FDIC-insured
          institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions):
8.a.1.    Total deposits purchased or acquired from other FDIC-insured                                            0
          institutions during the quarter
8.a.2.    Amount of purchased or acquired deposits reported in item                                               0
          8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF members report
          deposits attributable to BIF)
8.b.      Total deposits sold or transferred to other FDIC-insured                                                0
          institutions during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions)
9.        Deposits in lifeline accounts
10.       Benefit-responsive "Depository Institution Investment Contracts"                                        0
          (included in total deposits in domestic offices)
11.       Adjustments to demand deposits in domestic offices and in
          insured branches in Puerto Rico and U.S. territories and
          possessions reported in Schedule RC-E for certain
          reciprocal demand balances:
11.a.     Amount by which demand deposits would be reduced if the                                                 0
          reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been reported on a net basis
11.b.     Amount by which demand deposits would be increased if the                                               0
          reporting bank's reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions)
          that were reported on a net basis in Schedule RC-E had been reported on a gross basis
11.c.     Amount by which demand deposits would be reduced if cash                                                0
          items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and
          possessions in Schedule RC-E
12.       Amount of assets netted against deposit liabilities in
          domestic offices and in insured branches in Puerto Rico and
          U.S. territories and possessions on the balance sheet
          (Schedule RC) in accordance with generally accepted
          accounting principles (exclude amounts related to
          reciprocal demand balances):
12.a.     Amount of assets netted against demand deposits                                                         0
12.b.     Amount of assets netted against time and savings deposits                                               0

                                     -50-

Memoranda (to be completed each quarter except as noted)

                                                                        Dollar Amounts in Thousands
1.        Total deposits in domestic offices of the bank (sum of
          Memorandum items 1.a.(1) and 1.b.(1) must equal Schedule
          RC, item 13.a):
1.a.      Deposit accounts of $100,000 or less:
1.a.1.    Amount of deposit accounts of $100,000 or less                                                  3,312,198
                                                                                                        Number
1.a.2.    Number of deposit accounts of $100,000 or less (to be                                                 N/A
          completed for the June report only)
1.b.      Deposit accounts of more than $100,000:
1.b.1.    Amount of deposit accounts of more than $100,000                                                3,804,717
                                                                                                        Number
1.b.2.    Number of deposit accounts of more than $100,000                                                    9,383
2.        Estimated amount of uninsured deposits in domestic offices of the bank:
2.a.      An estimate of your bank's uninsured deposits can be
          determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2) above by $100,000 and subtracting the result from the amount of
          deposit accounts of more than $100,000 reported in
          Memorandum item 1.b.(1) above.
                                                                                                        YES/NO
          Indicate in the appropriate box at the right whether your bank has                                     NO
          a method or procedure for determining a better estimate of uninsured deposits than the estimate described above

2.b.      If the box marked YES has been checked, report the estimate of                                          0
          uninsured deposits determined by using your bank's method or procedure
3.        Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's Call Report or Thrift Financial Report? If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:
                                                                                                        FDIC Cert
                                                                                                        No.
                                                                                                                  0

SunTrust Bank, Atlanta          FFIEC 031
1 PARK PLACE, N.E.              Consolidated Report of Condition
ATLANTA , GA 30303              for September 30, 1999
Certificate Number: 867

================================================================================
Schedule RC-R--Regulatory Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1998, must complete items 2 through 9 and Memoranda items 1 and 2. Banks with assets of less than $1 billion must complete items 1 through 3 below or Schedule RC-R in its entirety, depending on their response to item 1 below.

1.        Test for determining the extent to which Schedule RC-R must be
          completed. To be completed only by banks with total assets of less            YES/NO
          than $1 billion. Indicate in the appropriate box at the right whether         N/A
          the bank has total capital greater than or equal to eight percent of adjusted total assets
          For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions). If the box marked YES has been checked, then the bank only has to complete items
          2 and 3 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule. A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.
================================================================================
NOTE: All banks are required to complete items 2 and 3 below. See optional worksheet for items 3.a through 3.f.
                                               Dollar Amounts in Thousands
2.        Portion of qualifying limited-life capital instruments (original weighted average maturity of at least five years) that is
          includible in Tier 2 capital:
2.a.      Subordinated debt and intermediate term preferred stock                 250,000
2.b.      Other limited-life capital instruments                                        0
3.        Amounts used in calculating regulatory capital ratios (report amounts determined by the bank for its own internal
          regulatory capital analyses consistent with applicable capital standards):
3.a.1.    Tier 1 capital                                                        1,434,620
3.a.2.    Tier 2 capital                                                          930,906


3.a.3.    Tier 3 capital                                                                0
3.b.      Total risk-based capital                                              2,365,526
3.c.      Excess allowance for loan and lease losses (amount that exceeds               0
          1.25% of gross risk-weighted assets)
3.d.1.    Net risk-weighted assets (gross risk-weighted assets, including      22,685,663
          market risk equivalent assets, less excess allowance reported in item 3.c above and all other deductions)
3.d.2.    Market risk equivalent assets (included in item 3.d.(1) above)                0
3.e.      Maximum contractual dollar amount of recourse exposure in low                 0
          level recourse transactions (to be completed only if the bank uses the "direct reduction method" to report these transactions in
          Schedule RC-R)
3.f.      "Average total assets" (quarterly average reported in Schedule       18,785,038
          RC-K, item 9, less all assets deducted from Tier 1 capital)
================================================================================

        Items 4-9 and Memoranda items 1 and 2 are                                             (Column A)   (Column B)
        to be completed by banks that answered NO                                             Assets       Credit
        to item 1 above and by banks with total                                               Recorded     Equivalent
        assets of $1 billion or more.                                                         on the       Amount of
                                                                                              Balance      Off-
                                                                                              Sheet        Balance
                                                                                                           Sheet Items
4.      Assets and credit equivalent amounts of off-balance sheet items assigned to the
        Zero
        percent risk category:
4.a.    Assets recorded on the balance sheet                                                     470,448
4.b.    Credit equivalent amount of off-balance sheet items                                                       1,287
5.      Assets and credit equivalent amounts of off-balance sheet items assigned to the 20 percent risk category:
5.a.    Assets recorded on the balance sheet                                                   4,875,289
5.b.    Credit equivalent amount of off-balance sheet items                                                   1,239,466
6.      Assets and credit equivalent amounts of off-balance sheet items assigned to the 50 percent risk category:
6.a.    Assets recorded on the balance sheet                                                   1,532,730
6.b.    Credit equivalent amount of off-balance sheet items                                                     713,639
7.      Assets and credit equivalent amounts of off-balance sheet items assigned to the 100 percent risk category:
7.a.    Assets recorded on the balance sheet                                                  12,733,093


7.b.    Credit equivalent amount of off-balance sheet items                                                   7,055,502
8.      On-balance sheet asset values excluded from and deducted in the
        calculation of the risk-based capital ratio                                            1,219,406
9.      Total assets recorded on the balance sheet (sum of items 4.a, 5.a,
        6.a, 7.a, and 8, column A) (must equal Schedule RC, item 12 plus items
        4.b and 4.c)                                                                          20,830,966
================================================================================

Memoranda
                        Dollar Amounts in Thousands
1.    Current credit exposure across all off-balance sheet             423,317
      derivative
      contracts covered by the risk-based capital standards
================================================================================

                                                                                With a remaining maturitiy of
                                                                                        (Column B)
                                                                    (Column A)          Over one year        (Column C)
                                                                    One year or less    through five years   Over five years
2.      Notional principal amounts of off-
        balance sheet derivative contracts:

2.a.    Interest rate contracts                                             4,685,678           16,550,227          8,198,555
2.b.    Foreign exchange contracts                                          1,322,936              139,520                  0
2.c.    Gold contracts                                                                                   0                  0
2.d.    Other precious metals contracts                                                                  0                  0
2.e.    Other commodity contracts                                                                        0                  0
2.f.    Equity derivative contracts                                            44,934              343,756                  0


SunTrust Bank, Atlanta           FFIEC 031
1 PARK PLACE, N.E.               Special Report - Loans to Officers
ATLANTA , GA 30303               for September 30, 1999
Certificate Number: 867

================================================================================
SPECIAL REPORT - LOANS TO EXECUTIVE OFFICERS (Complete as of each Call
Report Date)
The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

a.    Number of loans made to executive officers since the
      previous Call Report date                                   0
b.    Total dollar amount of above loans (in thousands of
      dollars)                                                    0
c.    Range of interest charged on
      above loans (example: 9 3/4% = 9.75)                        0.00%   0.00%

SunTrust Bank, Atlanta
1 PARK PLACE, N.E.
ATLANTA , GA 30303              FFIEC 031
Certificate Number: 867         Consolidated Report of Condition
                                for September 30, 1999

Optional Narrative Statement Concerning the Amounts Reported in the Reports of Condition and Income
The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None".
The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public. All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.
If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.
The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION

CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

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No Comment
BANK MANAGEMENT STATEMENT (please print or type clearly):

                                     -57-